SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
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CABLE ADDRESS: LADYCOURT, NEW YORK
FACSIMILE: (212) 558-3588 (125 Broad Street)
     (212) 558-3792 (250 Park Avenue)


                     125 Broad Street, New York 10004-2498
                                  __________
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                                                        December 8, 1995


Mitchell Hutchins/Kidder, Peabody Government
  Income Fund, Inc.,
    1285 Avenue of the Americas,
      New York, New York  10019.

Dear Sirs:

              You have requested our opinion in connection with the notice which you propose to file pursuant to Rule 24f-2 under the Investment Company Act of 1940 with respect to 47,651 shares of beneficial interest, $0.01 par value Mitchell
Hutchins/Kidder, Peabody Government Income Fund, Inc.

              As your counsel, we are familiar with your organ-ization and the validity of shares of beneficial interest.

              We advise you that, in our opinion, the Shares were legally and validly issued, fully paid and nonassess-able.

              The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Laws of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

              We have relied as to certain matters on
information obtained from public officials, your officers and other sources believed by us to be responsible.


Mitchell Hutchins/Kidder, Peabody Government
     Income Fund, Inc.                                                 -2-

              We consent to the filing of this opinion with the Securities and Exchange Commission in connection with the notice referred to above. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities
Act of 1933.

                                                        Very truly yours,

                                                        SULLIVAN & CROMWELL